As filed with the Securities and Exchange Commission on August 9, 2022
Registration No. 333-261695

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________
POST-EFFECTIVE
AMENDMENT NO.1
TO FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________________
Akumin Inc.
(Exact name of Registrant as specified in its charter)
________________________________

Ontario	N/A

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

8300 W. Sunrise Boulevard
Plantation, Florida 33322
(Address of principal executive offices, including zip code)

Akumin Inc. Amended and Restated Stock Option Plan Akumin Inc. Amended and Restated Restricted Share Unit Plan (Full title of the plans)

Akumin Corp.
8300 W. Sunrise Boulevard
Plantation, Florida 33322
(Name and address of agent for service)

(844) 730-0050
(Telephone number, including area code, of agent for service)

With a copy to:

Thomas P. Conaghan
McDermott Will & Emery LLP
The McDermott Building
500 North Capital Street, NW, Washington, DC 20001-1531
Telephone: (202) 756 8161
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 to Form S-8 (the “Post-Effective Amendment”) is being filed solely to correct a typographical error (the “Typographical Error”) in the explanatory note contained in the original Registration Statement No. 333-261695 on Form S-8 (the “Registration Statement”) filed by Akumin Inc. (“Akumin” or the “Company”) with the Securities and Exchange Commission on December 16, 2021.
This Post-Effective Amendment does not otherwise reflect events, results or developments occurring, or facts that have become known, after the original filing of the Form S-8. No additional securities are to be registered, and registration fees were paid upon filing of the original Form S-8.
Except as revised to correct the Typographical Error in the explanatory note, this Post-Effective Amendment is identical to the previously filed Form S-8. The corrected explanatory note is as follows:
This Post-Effective Amendment of Akumin has been prepared in accordance with the requirements of Form S-8 for the purpose of registering common shares, no par value, issuable pursuant to the Akumin Inc. Amended and Restated Stock Option Plan and the Akumin Inc. Amended and Restated Restricted Share Unit Plan (collectively, the “Plans”). This Post-Effective Amendment registers:
(i) Reoffers and resales on a continuous or delayed basis of 3,355,345 Common Shares, no par value (the “Shares”), underlying awards previously granted under the Plans prior to the filing of the Registration Statement by certain of our current and former directors, officers and other employees and consultants, pursuant to the reoffer prospectus included herein, which was prepared pursuant to General Instruction C to Form S-8, in accordance with the requirements of Part I of Form F-3; and
(ii) Shares of the Company to be awarded and/or issued in the future under the Plans pursuant to the prospectus referenced in Part I of the Registration Statement on Form S-8.

Item 8. Exhibits.

Exhibit No.	Description
4.1**	Articles of Akumin Inc.
5.1**	Opinion of Stikeman Elliott LLP
23.1**	Consent of Stikeman Elliott LLP (included in Exhibit 5.1)
23.2*	Consent of Ernst & Young LLP
24.1**	Power of Attorney (included in signature page)
99.1**	Akumin Inc. Amended and Restated Stock Option Plan
99.2**	Akumin Inc. Amended and Restated Share Unit Plan

*	Filed herewith.
**	Previously filed with the Form S-8.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, Florida and the City of Irvine, California, respectively, on August 9, 2022.

Akumin Inc.

By:	/s/ Riadh Zine
Riadh Zine Chairman, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 has been signed by the following persons in the capacities and on August 9, 2022.

Signature	Title	Date

/s/ Riadh Zine	Chairman, Chief Executive officer and Director	August 9, 2022
Riadh Zine	(Principal Executive Officer)

/s/ William Larkin	Chief Financial Officer	August 9, 2022
William Larkin	(Principal Financial Officer and Principal Accounting Officer)

*	Chairperson Emeritus of the Board of Directors and	August 9, 2022
Stanley Dunford	Director

*	Director	August 9, 2022
Murray Lee

*	Director	August 9, 2022
James Webb

*	Director	August 9, 2022
Thomas Davies

*	Director	August 9, 2022
Haichen Huang

*	Director	August 9, 2022
Paul Viviano

*	Director	August 9, 2022
James Wyper

*By:	/s/ Riadh Zine
Riadh Zine, Attorney-in-Fact